Exhibit 10.2

FORM OF

FRANCHISE GROUP, INC. 2019 OMNIBUS INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

This Agreement is made as of <<DATE>> by and between Franchise Group, Inc., a Delaware corporation (the “Company”), and <<NAME>> (the “Optionee”).

Whereas, as of <<DATE>> (the “Date of Grant”), pursuant to the terms and conditions of the Franchise Group, Inc. 2019 Omnibus Incentive Plan (the “Plan”), the Administrator of the Plan authorized the grant to the Optionee of an option (the “Option”) to purchase a certain number of shares of the authorized but unissued Stock of the Company upon the terms and conditions set forth in this Agreement and subject to the terms of the Plan; and

Whereas, the Optionee desires to acquire and accept the Option on the terms and conditions set forth in this Agreement.

IT IS AGREED:

1.             Grant of Stock Option. The Company hereby grants the Optionee the Option to purchase all or any part of an aggregate <<NUMBER>> shares of Stock (“Option Shares”) on the terms and conditions set forth herein and subject to the provisions of the Plan. Capitalized terms used and not otherwise defined herein shall have the same meaning as set forth in the Plan.

2.             [Incentive Stock Option. The Option represented hereby is intended to be an Option that qualifies as an “incentive stock option” under Code Section 422, but only to the extent the aggregate Fair Market Value of the shares for which the Option (and all other options of the Optionee that are intended to be incentive stock options whether granted under the Plan or any other plan of the Company or any of its Affiliates) becomes exercisable for the first time in any calendar year does not exceed One Hundred Thousand Dollars ($100,000). The Company makes no representation (other than the above expression of intent) or warranty whatsoever to the Optionee as to the tax consequences of the grant or exercise of the Option or the disposition of the shares acquired thereunder. In the event that the Option awarded under this Agreement does not qualify for special tax treatment as an incentive stock option, the Option may be exercisable as a nonqualified stock option. The Company shall not be liable to the Optionee if the Option or any portion thereof does not qualify as an incentive stock option.]

3.             Exercise Price. The Exercise Price of the Option shall be the Fair Market Value of one (1) share of Stock, which the Company believes to be <<NUMBER>> Dollars (<<$>>) per share, subject to any adjustments as provided in the Plan.

4.             Vesting and Exercisability. This Option is subject to the following vesting schedule, provided that the Optionee remains employed with, or in service to, the Company or any of its Affiliates continuously from the Date of Grant until such date:

First anniversary of the Date of Grant:	33%
Second anniversary of the Date of Grant:	33%
Third anniversary of the Date of Grant:	34%

The portion of the Option that vests shall remain exercisable, except as otherwise provided herein, until the close of business on the tenth (10th) anniversary date of the Date of Grant (“Exercise Period”). Except as may be provided in any employment agreement in effect between the Optionee and the Company and except as provided in Section 5(a) and Section 5(b) below, the Option shall be forfeited as of the Optionee’s Termination of Service to the extent not vested at such time.

5.             Effect of Termination of Service.

(a)           Termination of Service Due to Death. In the event the Optionee’s Termination of Service is due to the Optionee’s death, and at a time when the Optionee’s employment could not have been terminated for Cause, the Optionee shall become vested in a pro-rated portion of the Option. Such portion shall be equal to (i) the total number of Option Shares multiplied by a fraction, the numerator of which is the number of days from the Date of Grant until the date of such death and the denominator of which is the total number of days from the Date of Grant until the third (3rd) anniversary of the Date of Grant, reduced by (ii) any portion of the Option that has previously vested. The Option may thereafter be exercised, to the extent vested as provided above, by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, for a period of one (1) year from the date of death or until the expiration of the Exercise Period, whichever period is shorter.

(b)           Termination of Service Due to Disability. In the event the Optionee’s Termination of Service is due to the Optionee’s Disability, and at a time when the Optionee’s employment could not have been terminated for Cause, the Optionee shall become vested in a pro-rated portion of the Option. Such portion shall be equal to (i) the total number of Option Shares multiplied by a fraction, the numerator of which is the number of days from the Date of Grant until the date of termination due to Disability and the denominator of which is the total number of days from the Date of Grant until the third (3rd) anniversary of the Date of Grant, reduced by (ii) any portion of the Option that has previously vested. The Option may thereafter be exercised, to the extent vested as provided above, by the Optionee for a period of one (1) year from the date of the Termination of Service or until the expiration of the Exercise Period, whichever period is shorter.

(c)           Termination of Service for Cause.

(i)             If the Optionee’s Termination of Service is for Cause, the Option shall terminate and be forfeited effective as of the effective date of the Optionee’s Termination of Service. In addition, if the Optionee’s Termination of Service is for reasons other than Cause, but after the date of such termination, the Company learns facts that would have permitted it to terminate the Optionee’s service for Cause, then the Option shall terminate and be forfeited effective retroactively to the date of the Optionee’s Termination of Service.

(ii)            In the event the Option is terminated and forfeited pursuant to clause (i), the Optionee shall return to the Company the Economic Value (as defined below) of any Option Shares purchased hereunder by the Optionee within the six (6) month period prior to the date of the Termination of Service or thereafter (the “Clawback Period”). In that event, the Optionee hereby agrees to remit the Economic Value to the Company in cash within thirty (30) days of the Company’s demand therefore. “Economic Value” for the purposes of this Agreement shall mean an amount equal to the difference between the then Fair Market Value of the Option Shares (or the sales price of those Shares if the Option Shares were sold by the Employee during the Clawback period) and the Exercise Price of those Option Shares. The Company, in its discretion, may require the Optionee to return to the Company the Economic Value in the form of any Option Shares the Optionee still holds. Nothing herein impairs the right of the Company to recoup any other economic value of the Option as provided in Section 14(c)(iii) of the Plan.

(d)           Termination of Service Without Cause or by the Optionee. If the Optionee’s Termination of Service is without Cause (and for reasons other than death or Disability) or the Optionee voluntarily incurs a Termination of Service, then the Option may be exercised, to the extent vested, for a period of three (3) months from the date of the Termination of Service or until the expiration of the Exercise Period, whichever period is shorter.

(e)           Competing With the Company, Breach of Confidentiality. Following the Optionee’s Termination of Service for any reason, the Administrator, in its discretion, may require the Optionee to return to the Company the Economic Value of any Option Shares purchased hereunder by the Optionee within the six (6) month period prior to the date of the Optionee’s Termination of Service or thereafter if the Optionee at any time during the term of his or her employment with the Company and its Affiliates and for an additional period of one (1) year thereafter, without the Company’s prior written consent, directly or indirectly, engages in the business of or owns or controls an interest in (except as a passive investor owning less than two percent (2%) of the equity securities of a publicly owned corporation), or acts as a director, officer or employee of, or consultant to any partnership, joint venture, corporation or other business entity directly or indirectly engaged in any business that competes with the Company and its Affiliates anywhere in the actual geographic location in which the Company and its Affiliates conducts business in the United States at the time of the Optionee’s Termination of Service. In that event, the Optionee agrees to remit the Economic Value to the Company in the same manner as provided in Section 5(c)(ii). Nothing herein impairs the right of the Company to recoup any other economic value of the Option as provided in Section 14(c)(iii) of the Plan.

The time period during which the restrictions set forth in this Section 5(e) apply shall be extended by the length of time during which the Optionee violates the restrictions in any respect.

6.             Withholding Tax. If the Company is required to withhold any federal, state or local taxes with respect to any gain attributable to the Option Shares then the Optionee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to that amount. If permitted by the Company, tax withholding or payment obligations may be settled with Stock, including Stock that is part of the Option that gives rise to the withholding requirement. The obligations of the Company under the Plan and pursuant to this Agreement shall be conditioned upon that payment or arrangements with the Company and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee from the Company or any Affiliate.

7.             Method of Exercise.

(a)           Notice to the Company. The Option shall be exercised in accordance with the exercise procedures established by the Company.

(b)           Payment of Purchase Price. At the time of exercise, the Optionee shall pay the Exercise Price for the number of Option Shares being purchase in full in accordance with one or more of the following as permitted by the Administrator:

(i)             Cash Payment. The Optionee shall make cash payments by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; the Company shall not be required to deliver certificates for Option Shares until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof.

(ii)            Payment of Stock. Payments in the form of Stock shall be valued at Fair Market Value. Such payments shall be made by delivery of stock certificates in negotiable form that are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances.

(iii)          Cashless Exercise. The Optionee may exercise the Option by a cashless exercise through a broker.

(iv)          Net Exercise. The Optionee may exercise the Option by means of a “net exercise” procedure.

(v)           Exchange Act Compliance. Notwithstanding the foregoing, the Company shall have the right to reject payment in the form of Stock or a “net exercise” if in the opinion of counsel for the Company, (i) it could result in a “recapture” problem under Section 16(b) of the Exchange Act; (ii) the shares of Stock may not be sold or transferred to the Company; or (iii) the transfer could create legal difficulties for the Company.

8.             Nonassignability. The Option shall not be assignable or transferable except by will or by the laws of descent and distribution in the event of the death of the Optionee, or as otherwise permitted by the Plan. The Option may be exercised during the Optionee’s lifetime only by the Optionee. No transfer of the Option by the Optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will, if any, and such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Option.

9.             Optionee Representations. The Optionee hereby represents and warrants to the Company that:

(a)           The Optionee is acquiring the Option and shall acquire the Option Shares for his or her own account and not with a view towards the distribution thereof other than a distribution that in the opinion of counsel for the Company would not violate the Act;

(b)           The Optionee understands that he or she must bear the economic risk of the investment in the Option Shares, which cannot be sold unless they are registered under the Act or an exemption therefrom is available thereunder and that the Company is under no obligation to register the Option Shares for sale under the Act;

(c)            In the Optionee’s negotiations with the Company, the Optionee has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense.

(d)            The Optionee is aware that the Company shall place stop transfer orders with its transfer agent against the transfer of the Option Shares in the absence of registration under the Act or an exemption therefrom as provided herein.

10.          Restrictions on Transfer of Shares.

(a)           Anything in this Agreement to the contrary notwithstanding, the Optionee hereby agrees that he or she shall not sell, transfer by any means or otherwise dispose of the Option Shares acquired by him or her without registration under the Act, or in the event that they are not so registered, unless (i) an exemption from the Act registration requirements is available thereunder and (ii) the Optionee has furnished the Company with notice of the proposed transfer and the Company’s legal counsel, in its reasonable opinion, shall deem the proposed transfer to be exempt.

(b)           If the Option Shares have not been registered under the Act, the certificates evidencing the Option Shares may bear the following legends:

“The shares of Stock represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended, or under the Securities Act of any State. The shares of Stock represented by this Certificate may not be sold or transferred in the absence of an effective registration statement for the shares under the Securities Act of 1933, as amended, and such state laws as may be applicable, or an opinion of counsel satisfactory to the Company that registration is not required.”

“The shares represented by this Certificate have been acquired pursuant to the Franchise Group, Inc. 2019 Omnibus Incentive Plan, a copy of which is on file with the Company, and may not be transferred, pledged or disposed of except in accordance with the terms and conditions thereof.”

11.          No Right to Continued Employment or Service. Neither the Plan, the granting of this Award nor any other action taken pursuant to the Plan or this Award constitutes or is evidence of any agreement or understanding, express or implied, that the Optionee will remain employed with, or in service to, the Company or any Affiliate for any period of time or at any particular rate of compensation.

12.          Miscellaneous.

(a)           Notices. All notices, requests, deliveries, payments, demands and other communications that are required or permitted to be given under this Agreement shall be in writing and shall be either delivered personally or sent via registered or certified mail, or by private courier, return receipt requested, postage prepaid to the parties at their respective addresses, or to such other address as either shall have specified by notice in writing to the other.

(b)           Conflict with the Plan. In the event of a conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall, in all respects, control.

(c)           Shareholder Rights. The Optionee shall not have any of the rights of a stockholder with respect to the Option Shares until the shares have been issued after the due exercise of the Option.

(d)           Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

(e)           Entire Agreement. The terms of this Agreement, the Plan (and all documents referenced in the Plan) constitute the entire agreement between the parties with respect to the subject matter hereof. This Agreement may be amended in accordance with the terms of the Plan. The parties acknowledge that they have not relied upon any prior oral representations with respect to the subject matter hereof.

(f)             Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

(g)           Governing Law. This Agreement shall be governed by the laws of the State of Delaware. Any dispute arising out of this Agreement shall be resolved in either the Delaware state courts or the United States District Court for the District of Delaware. The Participant hereby submits to the jurisdiction of these courts and agrees that venue properly lies in those courts with respect to any action, suit, claim or dispute arising under or with respect to this Agreement. The parties hereto waive any right they might have to a jury trial. The provisions of this Agreement are offered by each party as a material inducement to enter into this Agreement.

[Signatures on the following page]

In witness whereof, the parties hereto have signed this Agreement as of the day and year first written above.

Franchise Group, Inc.

_____________________________________

Name:
Title:

Optionee

_____________________________________